Exhibit 10.1

THIS PROMISSORY NOTE (“NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE MAKER THAT SUCH REGISTRATION IS NOT REQUIRED.

PROMISSORY NOTE

Total Principal Amount: up to $900,000	Dated as of March 24, 2023

(as set forth on the Schedule of Borrowings attached hereto)

Forbion European Acquisition Corp., a Cayman Islands exempted company (the “Maker”), promises to pay to the order of Forbion Growth Sponsor FEAC I B.V., a private limited liability company incorporated in the Netherlands, or its registered assigns or successors in interest (the “Payee”), the Total Principal Amount (as defined below) in lawful money of the United States of America, on the terms and conditions described below. All payments on this Note shall be made by check or wire transfer of immediately available funds or as otherwise determined by the Maker to such account as the Payee may from time to time designate by written notice in accordance with the provisions of this Note.

1. Principal. The initial principal balance of this Note of $450,000, to be funded within ten (10) business days of the date hereof by the Payee (the “Initial Principal Amount”), together with any funds drawn down by the Maker following the date hereof pursuant to Section 3 below (together with the Initial Principal Amount, the “Total Principal Amount”) shall be due and payable on the earlier of (i) the date of consummation of the Maker’s initial merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities (a “Business Combination”) and (ii) December 14, 2023 (the “Maturity Date”). The Payee understands that if a Business Combination is not consummated, any outstanding principal amount due under this Note will be repaid solely to the extent that the Maker has funds available to it outside of its trust account established in connection with its initial public offering of its securities (the “Trust Account” and such initial public offering, the “IPO”), and that all other amounts will be contributed to capital, forfeited, eliminated or otherwise forgiven. Any outstanding principal amount due under this Note may be prepaid at any time prior to the Maturity Date by the Maker, at its election and without penalty, from funds available to it outside of the Trust Account.

2. Interest. No interest shall accrue on the unpaid principal balance of this Note.

3. Drawdown Requests. Maker and Payee agree that, in addition to the Initial Principal Amount, Maker may request an additional aggregate amount of up to $450,000 (the “Maximum Drawdown Amount”), which may be drawn down from time to time prior to the Maturity Date subject to a written request from Maker (each a “Drawdown Request”) in accordance with Section 11 hereof. Payee shall fund each Drawdown Request no later than ten (10) business days after receipt by the Payee of a Drawdown Request by the Maker; provided however, that the maximum amount of drawdowns under this Note at any time may not exceed the Maximum Drawdown Amount. Once an amount is drawn down by the Maker under this Note, it shall not be available for future Drawdown Requests even if such amount is subsequently prepaid by the Maker. No fees, payments or other amounts shall be due to Payee in connection with, or as a result of, any Drawdown Request by the Maker. Each increase and decrease in the Total Principal Amount of this Note shall be recorded by the Maker on the Schedule of Borrowings attached to this Note.

4. Application of Payments. All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorney’s fees, then to the payment in full of any late charges and finally to the reduction of the unpaid principal balance of this Note.

5. Events of Default. The following shall constitute an event of default under this Note (“Event of Default”):

(a) Failure to Make Required Payments. Failure by the Maker to pay the principal outstanding amount due pursuant to this Note within five (5) business days following the Maturity Date.

(b) Voluntary Bankruptcy, Etc. The commencement by the Maker of a voluntary case under any applicable bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of the Maker generally to pay its debts as such debts become due, or the taking of corporate action by the Maker in furtherance of any of the foregoing.

(c) Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of the Maker in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days.

6. Remedies.

(a) Upon the occurrence of an Event of Default specified in Section 5(a) hereof, the Payee may, by written notice to the Maker, declare this Note to be due immediately and payable, whereupon the unpaid principal amount of this Note, and all other amounts payable hereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b) Upon the occurrence of an Event of Default specified in Sections 5(b) and 5(c), the unpaid principal balance of this Note, and all other sums payable with regard to this Note, shall automatically and immediately become due and payable, in all cases without any action on the part of the Payee.

7. Conversion. Concurrently with the consummation of a Business Combination, the Payee shall have the option, but not the obligation, to convert up to the Total Principal Amount of this Note, in whole or in part at the option of the Payee, into additional warrants of the Maker (each, a “Warrant”), at a price of $1.50 per Warrant, each Warrant exercisable for one Class A ordinary share, $0.0001 par value per share, of the Maker. The Warrants shall be identical to the private placement warrants issued to the Payee at the time of the Maker’s IPO. As promptly as reasonably practicable after notice by the Payee to the Maker to convert the principal outstanding amount of this Note, in whole or in part, into Warrants, which notice must be made at least five (5) business days prior to the consummation of the Business Combination, and after the Payee’s surrender of this Note, the Maker shall have issued and delivered to the Payee, without any charge to Payee, a warrant certificate or certificates (issued in the name(s) requested by the Payee), or shall have made appropriate book-entry notation on the books and records of the Maker, in each case for the number of Warrants of the Maker issuable upon the conversion of this Note.

8. Covenants of the Maker. The Maker covenants that any Warrants issuable upon conversion of this Note, when so issued, will be validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof.

9. Waivers. The Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note, all errors, defects and imperfections in any proceedings instituted by the Payee under the terms of this Note, and all benefits that might accrue to the Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and the Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by the Payee.

10. Unconditional Liability. The Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by the Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by the Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to the Maker or affecting the Maker’s liability hereunder.

11. Notices. All notices, statements, requests or other documents which are required or contemplated by this Note shall be: (i) in writing and delivered personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party and (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

12. Construction. THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

13. Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

14. Trust Waiver. Notwithstanding anything herein to the contrary, the Payee, for the good and valuable consideration provided hereunder, the receipt and sufficiency of which is hereby acknowledged, hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any monies in, or any distribution of or from, the Trust Account, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever. The Payee hereby agrees not to make any Claim against the Trust Account (including any distributions therefrom other than a distribution from the Trust Account in connection with the consummation of a Business Combination of assets not needed to satisfy redemption requests made by public shareholders of the Maker), regardless of whether such Claim arises as a result of, in connection with or relating in any way to, this Note, or any other matter, and regardless of whether such Claim arises based on contract, tort, equity or any other theory of legal liability. To the extent the Payee commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to the Maker (including this Note), which proceeding seeks, in whole or in part, monetary relief against the Maker, the Payee hereby acknowledges and agrees that its sole remedy shall be against funds held outside of the Trust Account and that such Claim shall not permit the Maker (or any person claiming on its behalf or in lieu of it) to have any claim against the Trust Account (including any distributions therefrom other than a distribution from the Trust Account in connection with the consummation of a Business Combination of assets not needed to satisfy redemption requests made by public shareholders of the Maker) or any amounts contained therein.

15. Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of the Maker and the Payee.

16. Assignment. No assignment or transfer of this Note or any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void.

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IN WITNESS WHEREOF, the Maker, intending to be legally bound hereby, has caused this Note to be duly executed by the undersigned as of the day and year first above written.

Forbion European Acquisition Corp.

By:	/s/ Jasper Bos
Name:	Jasper Bos
Title:	Chief Executive Officer

By:	/s/ Sander Slootweg
Name:	Sander Slootweg
Title:	Chairman

Agreed and Acknowledged:

Forbion Growth Sponsor FEAC I B.V.

a private limited liability company incorporated in the Netherlands

By:	/s/ Cyril Lesser
Name:	C. Lesser
Title:	Director

[Signature Page to Promissory Note]

SCHEDULE OF BORROWINGS

The following increases or decreases in this Promissory Note have been made:

Date of Increase or Decrease	Amount of decrease in Principal Amount of this Promissory Note	Amount of increase in Principal Amount of this Promissory Note	Principal Amount available to be drawn following such decrease or increase